Exhibit 99.1

Fourth Quarter and Year End 2014 Investor Briefing March 31, 2015

Notice to Recipients Cautionary Note Regarding Forward Looking Statements Certain of the information contained in this presentation, including certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe”), that are not historical facts are forward-looking statements. Although Oglethorpe believes that in making these forward-looking statements its expectations are based on reasonable assumptions, Oglethorpe cautions the reader not to put undue reliance on these forward-looking statements, which are not guarantees of future performance. Forward-looking statements involve uncertainties and there are important factors, many of which are outside management’s control, which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the headings “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” and “Item 1A – RISK FACTORS” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission on March 26, 2015. This electronic presentation is provided as of March 31, 2015. If you are viewing this presentation after that date, there may have been events that occurred subsequent to such date that would have a material adverse effect on the information that was presented. Oglethorpe undertakes no obligation to publicly update any forward-looking statements. Non-GAAP Financial Measures This electronic presentation contains certain non-GAAP financial measures, as defined under Regulation G of the rules and regulations of the SEC. For purposes of Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. For purposes of the definition, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, Oglethorpe has provided, as a part of this electronic presentation, a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure. 2

System Overview 2014 Highlights Vogtle 3 & 4 Construction Update Operations Update Member Systems Update Financing & Liquidity Update 2014 Financial and Operational Results Presenters and Agenda Mike Price Executive Vice President and Chief Operating Officer Betsy Higgins Executive Vice President and Chief Financial Officer Mike Smith President and Chief Executive Officer 3

Overview of Oglethorpe Power Corporation Business Generating Resources Ratings Member-owned not-for-profit Georgia electric membership corporation. Wholesale electric provider to 38 Member distribution coops in Georgia. Take or pay, joint and several Wholesale Power Contracts with Members through December 2050. Allows for recovery of all costs, including debt service. Members’ peak load: Summer 9,353 MW (2012); Winter 9,354 MW (2014). Largest electric cooperative in the United States by assets, among other measures. Generating assets total approximately 7,800 MW, including: 1,240 MW currently sold off-system. 712 MW of Member-owned generation managed by us. Also schedule 562 MW of federal hydropower for Members. Expanding generation by 660 MW with 30% of Vogtle 3&4. Senior Secured/ Outlook/ Short-Term Moody’s:Baa1/Stable/P-2 S&P: A/Stable/A-1 Fitch: A/Negative/F1 Financial 2014 revenues of over $1.4 billion. Total assets of over $9.5 billion. SEC filing company. 4

2014 Highlights Debt Issuances Other Events Q1 2014 Q4 2014 Q2 2014 Q3 2014 Closed on DOE guaranteed loan. Estimated NPV savings of $300 million+. Advanced $725 million at 3.87%. 5 Issued 30-year $250 Million taxable First Mortgage Bond offering at our all-time lowest FMB spread (+115 bps) $125 Million DOE loan advance at 2.98% Assets performed well through the January 2014 “polar vortex”. Member systems set new all-time peak. Signed Gas Transportation Contract with Transco for Firm Transportation to T.A. Smith Exercised option to purchase Doyle in 2015 Analyzed impact of EPA’s proposed clean power plan and submitted comments on plan Worked with Members, other utilities and solar groups to introduce compromise solar bill in state legislature

Overview 30% share (660 MW) of 2,200 MW Westinghouse AP1000 units at existing Vogtle site. Revised schedule from EPC Contractors, Westinghouse/Stone & Webster (CB&I), reflects additional 18 month in–service delay for each unit (Q2 2019 for Unit 3 and Q2 2020 for Unit 4). Co-owners have not agreed to any later in-service dates; however, Oglethorpe has revised its project budget from $4.5 billion to $5.0 billion to include additional Co-owner fixed costs for the potential delay such as project oversight and compliance costs, property taxes, insurance, fees, interest, as well as increased contingency. Georgia Power, as agent for the Co-owners, is working with the Contractor evaluating potential mitigation of the schedule delays. Vogtle 3 & 4 Project Update $2.4 billion spent through 12/31/2014 Actuals Forecasts DEC 2011 DCD Final Rule Effective MAY 2005 Development Agreement MAR 2008 Filed COL with NRC APR 2006 Definitive Agreements MAY 2010 Signed DOE Conditional Term Sheet 2020 Unit 4 In-Service AUG 2006 Filed Early Site Permit (ESP) with NRC AUG 2009 NRC Issuance of ESP/LWA 2019 Unit 3 In-Service AUG 2011 NRC Completed Work on FSER for both AP1000 DCD and COL FEB 2012 COLs Issued MAR 2013 Unit 3 First Nuclear Concrete 6 FEB 2014 Start of DOE Funding NOV 2013 Unit 4 First Nuclear Concrete 2017 2016 2015 2014 2013 2012 2011 2010 2009 2007 2008 2018 2006 2005 2019 2020 (Billions) 5 435 4 35 3 2.5 2 1.5 1 0.5 0

Site Aerial – January 21, 2015 500kV Switchyard

Look Ahead 2015

	Near Term	By Year End
Unit 3	• Concrete inside Containment Vessel to EL 83' • Continue structural steel for Annex Building • Set CA01 module • Begin Shield Building panel erection • Concrete under Containment Vessel to EL 100' • Receive second Steam Generator on site	• Complete Auxiliary Building concrete floors at EL 82'-6" • Set Main Step-Up Transformers • Continue Shield Building panel erection • Set CA02 module • Begin installation Turbine-Generator
Unit 4	• Continue Cooling Tower vertical concrete • Continue assembly of CA20 module • Start assembly of CA01 module • Set CA04 module	• Concrete inside Containment Vessel to EL 80'-6" • Set CA05 Module • Set Containment Vessel Lower Ring

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Comments were due 12/1/2014; 4 million comments received Ran various scenarios through our models, and worked with other utilities in the state to compare assumptions and results Our key messages / comments are: Significant cost impacts will result that must be borne by our members and their consumers. Georgia is unfairly impacted relative to most other states. Zero-emission “under construction” new nuclear is treated unfairly by being included in a state’s reduction goal calculation. The overall cost of complying with the rule depends heavily on natural gas, which has a history of extreme price volatility. The proposed rule does not account for the differences between the cooperative business model and the fully integrated utility business model. EPA’s proposed Clean Power Plan - Oglethorpe’s analysis and comments 9

Carbon Rules – Public Cost Data Points Environmental Protection Agency (EPA) Up to $8.8 billion per year in costs, but Assuming social costs of carbon, this regulation will lead to health and climate benefits worth an estimated $55 billion to $93 billion in 2030. National Economic Research Associates (NERA) $41 - $73 billion per year in costs (the most expensive environmental regulation ever imposed on the electric power sector). $366 billion to $479 billion over a 15-year period (2017 – 2031). 12% to 17% average increase in electricity prices nationwide (double digits in 43 states). 12% to 13% average increase in electricity prices in Georgia. Higher electricity prices having the most impact to low-income, fixed-income, and middle-class families. Regulation will have no real effect on global climate change. Bloomberg Article / Brattle Group 1/3 of US utility bills will spike by as much as 25%. Energy Ventures Analysis, Inc. Typical household’s annual electricity and natural gas bills would increase by $680 or 35% from 2012 compared to 2020. 10

Plant Units Began Operation Status Scherer* 4 1982 to 1989 Operating – Switched from Central App. to Powder River Basin Coal Bowen 4 1971 to 1975 Operating Wansley* 2 1976 to 1978 Operating McIntosh 1 1979 Operating - Switched from Central App. to Powder River Basin Coal Hammond 4 1954 to 1970 Operating Mitchell Unit 3 1 1964 Cancelled biomass conversion; Georgia Power expects to request decertification Kraft 4 1958 to 1972 To retire in 2016 Branch 4 1965 to 1969 To retire in 2015 Yates 7 1950 to 1974 Units 1-5 to retire in 2015; Units 6&7 to be repowered with natural gas Georgia Coal Plants 11 Least likely to retire in the near term NOTE: By the end of 2016, there will only be five coal-fuel operating plants in the state of Georgia (15 units). * Scherer units 1 and 2 are co-owned by Oglethorpe; Wansley units are both co-owned by Oglethorpe. Announced retirements or fuel type conversions

Background: With the Smith acquisition, Oglethorpe acquired 165,000 Dth/day of year-round firm gas transportation (FT) on East Tennessee Natural Gas which did not include upstream FT from a production zone. 2014 Transco Contract: Oglethorpe has contracted for capacity (208,000 Dth/day) in the Transco Dalton Project which is scheduled to be in-service in May of 2017. Gas Transportation Contract with Transco for Firm Transportation to T.A. Smith Sufficient FT capacity originating from a production zone to operate the base units (~1010 MW) 24 hours/day with duct firing at 16 hours/day. Term 25 years. 12

Exercised option to purchase Doyle 13 Doyle currently owned by Walton EMC (Oglethorpe Member). Oglethorpe entered into 15 year Power Purchase Agreement (PPA) in 2000 when the facility went commercial. PPA ends in August 2015 for capacity and energy. PPA includes a "bargain purchase option" for $10 million exercisable one year prior to the end of the term. In 2014, Oglethorpe exercised its option to purchase facility at end of PPA term in August 2015. 30 of Oglethorpe 's Members have subscribed for power from the facility (same group who currently receive power under the PPA). Doyle is currently accounted for as a capital lease in Oglethorpe 's financials. Type: Gas-Fired Peaking Plant Location: Walton County, GA Summer Reserve Capacity: 348 MW Electrical Interconnect: Georgia Transmission Corporation Natural Gas Interconnect: Transco Natural Gas Pipeline Doyle Generating Plant

Renewable Resources Activities by Oglethorpe and its Members

OglethorpePower

GREEN POWER EMC
RENEWABLE ENERGY

- Owned by 38 Member EMCs.
- Oglethorpe provides management services to for Green Power EMC.
- Projects (total of 33MW):
  - Low Impact Hydro 2.3MW
  - Biomass Generation (Waste Wood) 16MW
  - Solar Projects 0.465MW
  - Landfill Gas Generation 14MW
- Project Under Contract:
  - 20MW Hazlehurst Utility Scale Solar PV
- Projects Under Consideration:
  - 50 MW Utility Scale Solar PV
  - 5-10 MW Small Utility Scale Solar PV
- Public Outreach
  - 35 "Sun Power for Schools" facilities
  - 2 "Wind Power for Schools" facilities
  - State Science and Engineering Fair Sponsor
  - Jr. Solar Sprint, Middle School Solar power model car program

NRCO
NATIONAL RENEWABLES COOPERATIVE ORGANIZATION



- 24 members including OPC.
- Seeks renewable opportunities for its members.
- Solar and Wind Initiatives Throughout US
- OPC continues to review opportunities through NRCO.

Examples—Individual EMC Initiatives

- Flint Energies – 3.2 MW Landfill Gas to Energy 15 MW Solar PV (Under Contract)
- Cobb EMC, – 7.7 MW Solar PV, 101 MW Solar PV MW (Under Contract)
- Sawnee EMC, 15 MW Solar PV (Under Contract)
- EMC Group – 1.6 MW Landfill Gas
- Many EMCs – Solar PV and Thermal Incentives, Electric Vehicle Incentives

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Financing of Solar Technology by Retail Customers in Georgia 15 A new solar bill, HB 57, has been passed by the Georgia legislature. Important legislation for Oglethorpe’s Members. Broadly supported compromise among utilities and solar groups. Key Provisions: Allows retail electric customers to enter into solar leases/financing which could be based on energy production (utility is not a party to lease). Energy must be used by lessee on premise or sold back to local utility. Equipment must be sized to meet the expected needs of the premise with some allowance for growth. Utilities can be “Solar Financing Agents” for their own customers only. Passed Georgia House of Representatives and Senate unanimously. If signed by Governor, will be effective in July.

Capacity and Energy (a) Includes Oglethorpe and Smarr EMC resources. Capacity reflects planning capacity. Member Sales Member & Non-Member Sales 2014 Energy(a) 2015 Capacity(a) 16 Rocky Mountain Pumped Storage Hydro Sewell Creek Energy Facility Chattahoochee Energy Facility Hawk Road Energy Facility Plant Wansley Talbot Energy Facility Hartwell Energy Facility Plant Vogtle Plant Hatch Doyle Generating Plant Smarr Energy Facilitiy Plant Scherer Thomas A. Smith Energy Facility

Oglethorpe's Generation and Power Supply Resources

Resource	# Units	Fuel Type	Oglethorpe Ownership Share	Operator	Summer Planning Reserve Capacity (MW)(a)	2014 Average Capacity Factor	License Expiration (if applicable)
Oglethorpe Owned/Leased:							
Plant Hatch	2	Nuclear	30%	Southern Nuclear	527	94%	2034 & 2038
Plant Vogtle	2	Nuclear	30%	Southern Nuclear	689	90%	2047 & 2049
Plant Scherer	2	Coal	60%	Georgia Power	1,005	72%	-
Plant Wansley (b)	2	Coal	30%	Georgia Power	523	16%	-
Chattahoochee Energy Facility - CC	1	Gas	100%	Siemens	458	74%	-
Thomas A. Smith Energy Facility - CC	2	Gas	100%	Oglethorpe	1,240	18%	-
Doyle I, LLC Generating Plant – CTs (c)	5	Gas	100%	Doyle I, LLC	348	0%	-
Hawk Road Energy Facility - CTs	3	Gas	100%	Oglethorpe	487	4%	-
Hartwell Energy Facility - CTs	2	Gas/Oil	100%	Oglethorpe	301	1%	-
Talbot Energy Facility - CTs	6	Gas/Oil	100%	Oglethorpe	668	4%	-
Rocky Mountain Pumped Storage Hydro	3	Hydro	74.61%	Oglethorpe	817	14%	2027
Subtotal	30				7,062		
Member Owned/Oglethorpe Operated:							
Smarr / Sewell Creek - CTs	6	Gas/Oil	-	Oglethorpe	712	2%	-
Member Contracted/Oglethorpe Scheduled:							
Southeastern Power Administration (SEPA)(d)	-	Hydro	-		562	-	-

(a) These capacity amounts are the amounts used for 2015 summer reserve planning purposes.

(b) A combustion turbine in which Oglethorpe's share of nameplate capacity is 15 MW is located at the Plant Wansley site. This CT is used primarily for emergency service and rarely operated except for testing so has been excluded from the above table.

(c) Doyle Facility is currently under a capital lease. Oglethorpe will purchase Doyle Facility in August 2015.

(d) Each of the Members, other than Flint, has designated Oglethorpe to schedule its energy allocation from SEPA. The Members' total allocation is 618 MW, of which Oglethorpe schedules 562 MW.

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Historical Load Member Demand Requirements Member Energy Requirements Percent Change (Million MWh) Percent Change 6.1% -13.3% -0.2% -5.3% Note: The data is at the Members’ delivery points (net of system losses), adjusted to include requirements served by us and member resources, to the extent known by us, behind the delivery points. While Flint EMC was not a Member in 2009, Flint data is included in all years. Highest Summer Peak (2012) = 9,353 MW Highest Winter Peak (2014) = 9,354 MW Summer Peak (2014) = 8,506 MW -2.0% 9.1% 0.1% -5.4% 3.9% -4.0% 15.3% (Projected) 6.0% (Projected) 18 -0.8% 1.3% 2009 2010 2011 2012 2013 2014 Days > 90o 34 66 66 32 20 30 Days > 95o 4 19 24 16 1 Days > 100o 4

Members’ Load1 MWh Sales of 37 million in 2014. Average Residential Revenue of 10.9 cents/kWh in 2014. 67% residential. Serve 1.8 million meters, representing approximately 4.2 million people. - Covers 38,000 square miles, or 65% of Georgia. - Includes 151 out of 159 counties in Georgia. No residential competition. Exclusive right to provide retail service in designated service territories. Competition only at inception for C&I loads in excess of 900kW. Member Systems at a Glance = Oglethorpe’s Members Members’ Service Territory and Competition Member Average Financial Ratios1 TIER: 2.08x Equity/Assets: 41% Equity/Total Capitalization: 48% Members’ Aggregate Financial Metrics1 Total Annual Revenues: $3.9 billion Total Net Margins: $178 million Total Patronage Capital: $3.1 billion Total Assets: $7.5 billion 1 Estimate for year ended 12/31/2014. Oglethorpe’s debt is not the direct obligation of the Members and, as a result, the capital of the Members does not directly support the principal and interest payments to be made by Oglethorpe on its outstanding indebtedness. Revenue Contribution to Oglethorpe In 2014, Cobb EMC and Jackson EMC accounted for 13.6% and 10.4% of our total revenues, respectively. No other Member over 10%. 19 2014 Member Customer Base by MWh Sales

Cornerstones of Our Credit Strength: Contracts, Rate Structure and Members Rates not Subject to Georgia PSC Regulation Mostly (2/3) Residential Customer Base Diversified Power Supply Portfolio Significant Equity at Member Level Strong Liquidity 20 Long-Term Wholesale Power Contracts with Members (Take or Pay / Joint & Several / Unlimited Step-Up) Wholesale Power Contract’s Formulary Rate Assures Cost Recovery New Resources Require Broad Suppot (“75/75/75”) and 100% Member Subscription Members’ Financial Strength

Rate Structure Assures Recovery of All Costs + Margin Formulary Rate under Wholesale Power Contract Minimum MFI requirement of 1.10x under First Mortgage Indenture Expense Type Components Recovery Timeframe Variable Fuel, Variable O&M 30 – 60 days Fixed Margin, Interest, Depreciation, Fixed O&M, A&G Billed on levelized annual budget Trued up to actuals at year end Oglethorpe budgets conservatively Key Points: Cost inputs not subject to any regulatory approvals Formula changes subject to RUS & DOE approval Prior period adjustment mechanism covers any year-end shortfall below required 1.10 MFI (board approval not required). Margin Coverage projected 21 1.10 1.10 1.10 1.12 1.14 1.14 1.14 1.14 1.14 1.14 $18.2 $19.1 $19.3 $26.4 $33.7 $37.7 $39.3 $41.5 $46.6 $48.6 1.05 1.10 1.15 1.20 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 MFI Coverage $0.0 $25.0 $50.0 Net Margin (MM)

History of Conservative Budget Projections 1.10 1.12 1.14 1.14 1.14 MFI: Note: Oglethorpe develops budgets to target a margins for interest ratio (MFI) approved annually by its board. Because these budgets are conservative, they generally lead to excess revenue collections over the course of each fiscal year. Amounts collected in excess of our board approved margins for interest ratio, if any, are returned to our members at the end of each fiscal year. The amounts reflected in this graph as sum of “Net Margin” and “Amounts Collected in Excess of MFI Target and Subsequently Returned” constitute non-GAAP financial measures. The amounts “Amounts Collected in Excess of MFI Target and Subsequently Returned” constitute a reconciliation of these measures to the most directly comparable GAAP measures. 1.14 22 1.14

Members’ Competitive Position through 2014 (a) 2014 Rates range from 8.6 to 13.8 /kWh for Oglethorpe’s 38 Members. Average rate includes an estimate for 6 Members. (b) Source: Georgia Power Company Form 10-K U.S. Residential Retail Average (2014) = 12.15 cents per kWh (a) (b) 23

Members’ Forecasted Requirements and Identified Sources Represents generation resources owned, leased, contracted for, operated or scheduled by Oglethorpe (including Smarr EMC and SEPA resources). Members’ contract capacity is estimated based on Oglethorpe’s knowledge of Member contracts, however Members are not generally obligated to disclose details of contractual arrangements to Oglethorpe, and therefore Members’ actual contract capacity may differ from that which is shown above. Members’ remaining need may be met by a variety of options currently under consideration by the Members, including extensions or replacements of existing contracts, additional resources Members may ask Oglethorpe to provide, or additional resources that Members may own directly. (a) (b) (c) 24

2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 Potential for Oglethorpe Future Generation Southern Power – 11 members contract with Southern Power Mercuria – 2 members Constellation – 15 members Contract with Morgan Stanley Contract with Constellation Portfolio of contracts – 5 members contract with Morgan Stanley unit contract capacity contracts with Constellation and Southern Power through 2035 contracts with Constellation and Southern Power through 2035 unit contract Southern Power – 1 member Morgan Stanley – 1 member 25 Targeting the years 2023 – 2028 for potential future OPC generation; appears to fit well with current contract terms

Vogtle 3 & 4 Financing Plan 5.95% 30 Yr Bullet 5.39% 30 Yr Bullet 5.26% 39 Yr Bullet Vogtle Units 3 & 4 investment through 12/31/2014 totaled $2.4 billion. $2.3 billion issued to date (46% of estimated total project cost). Interest rates set on $2.4 billion(a) at weighted average rate of 4.65% and interest rates hedged on $746 million of the remaining debt (in total, 64% of interest rates locked-in or hedged). Using commercial paper for interim financing. 4.23% 30 Yr Bullet(b) (a)In addition to the $875 million advances (including capitalized interest accrued to date) from the DOE, the interest rate on future DOE borrowings of $175 million for capitalized interest was set when initial funds were advanced. Weighted average interest rate includes this DOE debt and $1.36 billion of first mortgage bonds issued from 2009-2012. $211 million of the $250 million series 2012A First Mortgage Bond was allocated to Vogtle Units 3 & 4. As of 12/31/2014. 26 3.74% weighted avg. (30-year amortizing) (c) (c)

Capital Expenditures (a) Includes allowance for funds used during construction. 27 2015-2017 Capital Expenditures(a) In addition to the amounts above, OPC expects to incur capitalized costs of approximately $1.06 billion to complete construction of Vogtle Units 3 & 4.

RUS & DOE Loan Status Total Amount Outstanding under All RUS Guaranteed Loans: $2.7 billion Purpose/Use of Proceeds Approved Advanced Remaining Amount Approved Loans Hawk Road Energy Facility $203,100,000 $132,657,993 $70,442,007 General Improvements 127,703,000 90,893,011 36,809,989 General & Environmental Improvements 230,050,000 111,770,472 118,279,528 $560,853,000 $335,321,476 $225,531,524 28 Purpose/Use of Proceeds Approved Advanced Remaining Amount Vogtle Units 3 & 4 Principal $2,721,597,857 $850,000,000 $1,871,597,857 Capitalized Interest 335,471,604 29,879,452 (b) 305,592,152 $3,057,069,461 (c) $879,879,452 $2,177,190,009 (a) RUS and DOE guaranteed loans are funded through Federal Financing Bank. (b) Represents accrued capitalized interest being financed with the DOE guaranteed loan. (c) Aggregate borrowings under the Facility may not exceed the lesser of 70% of Eligible Project Costs or the amount shown. RUS Guaranteed Loans(a) as of February 28, 2015 DOE Guaranteed Loan(a) as of February 28, 2015 $700 million is available to advance based on eligible project expenses incurred through 12/31/14.

Bank Credit Facilities 29 $110M CFC Unsecured ($210M facility reduced to $110M) $140M CFC Incremental Secured Term Loan Commitment(a) $1.21B Revolver/CP Backup Time Now Terminated facility March 2015 Plus Optional Term- Out Until 2043 (a) $250 million available under a secured term loan agreement, however any amounts drawn under the $110 million unsecured line of credit with CFC will reduce the amount that can be drawn under the $250 million secured term loan. $110M CFC Unsecured CFC - Administrative Agent 235 $ CoBank 150 $ Bank of Tokyo - Mitsubishi UFJ 125 $ Mizuho Bank 100 $ Bank of America 100 $ Royal Bank of Canada 100 $ Bank of Montreal 100 $ Wells Fargo Bank 50 $ Fifth Third Bank 50 $ Goldman Sachs Bank 50 $ U.S. Bank 50 $ BB&T 50 $ Regions Bank 50 $

Oglethorpe’s Available Liquidity as of March 24, 2015 Borrowings Detail $251.5 MM Letter of Credit Support for VRDBs/T.A. Smith $103.2 MM Vogtle Interest Rate Hedging $242.2 MM Vogtle Interim Financing Represents 573 days of liquidity on hand (excluding Cushion of Credit). $575 $1,617 30

Income Statement Excerpts 31 Year Ended December 31, ($ in thousands) 2014 2013 2012 Statement of Revenues and Expenses: Operating Revenues: Sales to Members $1,314,869 $1,166,618 $1,204,008 Sales to Non-Members 93,294 78,758 120,102 Operating Expenses 1,148,766 1,013,852 1,102,277 Other Income 46,371 43,433 61,487 Net Interest Charges 259,133 233,477 244,000 Net Margin $46,635 $41,480 $39,320 Margins for Interest Ratio(a) 1.14x 1.14x 1.14x Sales to Members Average Power Cost (cents/kWh) 6.52 6.29 5.77 Sales to Members (MWh) 20,154,108 18,549,886 20,852,826 Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe’s Margins for Interest by Interest Charges, both as defined in Oglethorpe’s First Mortgage Indenture. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10x for each fiscal year. In addition, the Indenture requires Oglethorpe to show that it has met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. Oglethorpe increased its Margins for Interest ratio to 1.14x each year, starting in 2010, above the minimum 1.10x ratio required by the Indenture, and the 2015 budget also includes a 1.14x MFI ratio. Oglethorpe’s Board of Directors will continue to evaluate margin coverage throughout the Vogtle construction period and may chose to further increase, or decrease, the Margins for Interest ratio in the future, although not below 1.10.

Annual Capacity Factor Comparison Nuclear Coal Gas - CC Gas - CT Pumped Storage Hydro 32

Balance Sheet Excerpts (a) The equity ratio is calculated, pursuant to Oglethorpe’s First Mortgage Indenture, by dividing patronage capital and membership fees by total capitalization plus long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant that requires it to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has a covenant in a credit agreement that currently requires a minimum total patronage capital of $675 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements. 33 December 31, ($ in thousands) 2014 2013 2012 Balance Sheet Data: Assets: Electric Plant: Net Plant in Service $4,582,551 $4,434,728 $4,034,620 CWIP 2,374,392 2,212,224 2,240,920 Nuclear Fuel 369,529 341,012 321,196 Total Electric Plant 7,326,472 6,987,964 6,596,736 Cash and Cash Equivalents 237,391 408,193 298,565 Total Assets $9,546,243 $9,095,212 $8,314,566 Capitalization: Patronage Capital and Membership Fees $761,124 $714,489 $673,009 Accumulated Other Comprehensive Margin (Deficit) 468 (549) 903 Subtotal $761,592 $713,940 $673,912 Long-term Debt and Obligations under Capital Leases 7,213,456 6,939,249 5,920,073 Long-term Debt and Capital Leases due within one year 160,754 152,153 168,393 Other 16,434 15,379 14,392 Total Long-Term Debt and Equities $8,152,236 $7,820,721 $6,776,770 Equity Ratio(a) 9.3% 9.1% 9.9%

Liquidity Net Margin Wholesale Power Cost Interim Financing Long Term Debt Balance Sheet Electric Plant Average Cost of Funds: 0.39% (dollars in millions) Secured LT Debt (YE 2014): $7.3 billion Weighted Average Cost: 4.548% Equity/Capitalization Ratio: 9.3% 2014 1.14 MFI December 31, 2014 2014 Cost of Power Sales to Members (excluding Rate Management Program). Additional Member Collections for Rate Management Programs. 2014 2014 34 2014 $16.9 million in excess margins 2015

One of the largest electric cooperatives in the United States. Oglethorpe has take-or-pay, joint and several Wholesale Power Contracts with its Members through 2050. Primarily residential customer base — approximately 2/3 of Members’ MWh sales and operating revenue. Oglethorpe’s formulary rate structure assures cost recovery. Inputs to rate formula are not subject to any regulatory approval. Changes to formulary rate schedule are subject to RUS and DOE approval. Members are not subject to regulation for rate setting purposes. Strong liquidity position. Well diversified power supply portfolio. Substantial value in existing resources. Strong, consistent operational and financial performance. Strong emphasis on risk management and corporate compliance. Oglethorpe is a Strong, Stable Credit 35

A link to this presentation will be posted on Oglethorpe’s website www.opc.com. Oglethorpe’s SEC filings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K are made available on its website. Member information is filed as an exhibit to Form 10-Q for the first quarter of each year. (Exhibits are available on EDGAR but not on Oglethorpe’s website.) For additional information please contact: Additional Information 36 770-270-7168 betsy.higgins@opc.com Executive Vice President and Chief Financial Officer Betsy Higgins Tom Brendiar Director, Bank and Investor Relations tom. brendiar@opc.com 770-270-7173 Joe Rick Director, Capital Markets joe.rick@opc.com 770-270-7240